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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-66028, 333-95339, 333-65693, and 333-87172) pertaining to the 1998 Long-Term Incentive Plan, as amended, the Employee Stock Purchase Plan, as amended, the Directors' Stock Option Plan, as amended, the Non-U.S. Stock Purchase Plan, and the 2002 Non-Qualified Stock Option Plan of MIPS Technologies, Inc. of our report dated July 17, 2002, with respect to the consolidated financial statements of MIPS Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

        /s/  ERNST & YOUNG LLP

San Jose, California
September 23, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS